UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2012

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2012, the Compensation Committee of the Board of Directors of Cabela’s Incorporated (the “Company”) granted the Company’s President and Chief Executive Officer, Thomas L. Millner, 64,000 premium-priced non-qualified stock options.  The premium-priced non-qualified stock options have an exercise price of $40.45 per share (which is equal to 115% of the closing price of one share of the Company’s common stock on the New York Stock Exchange on March 2, 2012).  Accordingly, the premium-priced non-qualified stock options will begin accruing value only after the price of the Company’s common stock has increased by 15% above the March 2, 2012, price.  The premium-priced non-qualified stock options vest in three equal annual installments beginning on March 2, 2017, and expire on March 2, 2020.  The premium-priced non-qualified stock option grant was in addition to the annual grant of stock options, restricted stock units, and performance-based restricted stock units that Mr. Millner received on March 2, 2012.  Mr. Millner filed a Form 4 to report the annual grant and premium-priced non-qualified stock option grant on March 6, 2012.

The Compensation Committee, after consulting with Frederic W. Cook & Co., Inc., an independent compensation consulting firm, granted Mr. Millner the premium-priced non-qualified stock options to retain and motivate Mr. Millner in light of the natural expiration of Mr. Millner’s executive employment agreement on April 6, 2012.  Following April 6, 2012, Mr. Millner will serve as the Company’s President and Chief Executive Officer without an executive employment agreement.  The Compensation Committee chose a multi-year performance horizon for the premium-priced non-qualified stock options to drive continued strong financial and strategic results for the Company and to incent Mr. Millner to dedicate the remainder of his career to the success of the Company.  The award of premium-priced non-qualified stock options to Mr. Millner was the first of five similar annual awards of premium-priced non-qualified stock options that the Compensation Committee currently anticipates granting to Mr. Millner.  The Compensation Committee, however, continues to retain discretion to determine the amount and terms of any future equity awards that may be granted to Mr. Millner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated: March 6, 2012	By:	/s/ Ralph W. Castner
Ralph W. Castner
Executive Vice President and Chief Financial Officer